                                                                     EXHIBIT 4.1


                             SYNOVUS FINANCIAL CORP.


                                       and


                              THE BANK OF NEW YORK,


                                     Trustee





                                 ---------------





                                    INDENTURE


                         Dated as of December ___, 2000


                          ----------------------------


                           ____% SENIOR NOTES DUE 2005


                          ----------------------------

                         Reconciliation and Tie Sheet*
                                     between
                  Provisions of the Trust Indenture Act of 1939
                                       and
                    Indenture, dated as of December __, 2000
                                     between
                             SYNOVUS FINANCIAL CORP.
                                       and
                          THE BANK OF NEW YORK, Trustee


Section of Act                                                                          Section of Indenture
--------------                                                                          --------------------
310(a)(1), (2)......................................................................    5.08
310(a)(3), (4)......................................................................    Inapplicable
310(a)(5)...........................................................................    5.08
310(b)..............................................................................    **
310(c)..............................................................................    Inapplicable
311(a), (b).........................................................................    **
311(c)..............................................................................    Inapplicable
312.................................................................................    **
313(a)..............................................................................    **
313(b)(1)...........................................................................    Inapplicable
313(b)(2)...........................................................................    **
313(c), (d).........................................................................    **
314(a)..............................................................................    **
314(b)..............................................................................    Inapplicable
314(c)(1) and (2)...................................................................    12.05
314(c)(3)...........................................................................    Inapplicable
314(d)..............................................................................    Inapplicable
314(e)..............................................................................    12.05
314(f)..............................................................................    Inapplicable
315(a), (c) and (d).................................................................    5.01
315(b)..............................................................................    4.08
315(e)..............................................................................    4.09
316(a)(1)...........................................................................    4.01 and 4.07
316(a)(2)...........................................................................    Omitted
316(a) last sentence................................................................    6.04
316(b)..............................................................................    4.04
316(c)..............................................................................    6.05
317(a)..............................................................................    4.02
317(b)..............................................................................    3.04(a)
318(a)..............................................................................    12.07

-----------------------

*        This Reconciliation and Tie-sheet is not a part of the Indenture.
**       Included pursuant to Section 318(c) of the Trust Indenture Act of 1939.

                               TABLE OF CONTENTS*

                                                                                                                   Page
                                                                                                                   ----
PARTIES  .........................................................................................................    1

RECITALS .........................................................................................................    1

ARTICLE ONE DEFINITIONS ..........................................................................................    1

         Section 1.01      Definitions............................................................................    1

ARTICLE TWO ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES.....................................    6

         Section 2.01      Designation, Amount, Authentication and Delivery of Notes..............................    6
         Section 2.02      Forms of Notes and of Trustee's Certificate of Authentication..........................    7
         Section 2.03      Date of Notes..........................................................................    8
         Section 2.04      Execution of Notes.....................................................................    8
         Section 2.05      Exchange and Registration of Transfer of Notes.........................................    9
         Section 2.06      Mutilated, Destroyed; Lost or Stolen Notes.............................................   11
         Section 2.07      Temporary Notes........................................................................   11
         Section 2.08      Payment of Interest; Interest Rights Preserved.........................................   12
         Section 2.09      Cancellation of Notes Paid, etc........................................................   13
         Section 2.10      Computation of Interest................................................................   13

ARTICLE THREE PARTICULAR COVENANTS OF THE COMPANY.................................................................   14

         Section 3.01      Payment of Principal and Interest.....................................................    14
         Section 3.02      Offices for Notices and Payments, etc.................................................    14
         Section 3.03      Provisions as to Paying Agent.........................................................    14
         Section 3.04      Statement as to Compliance............................................................    15
         Section 3.05      Notice of Certain Defaults............................................................    16
         Section 3.06      Limitation on Certain Dispositions and on Merger and Sale of Assets...................    16
         Section 3.07      Limitation on Creation of Liens.......................................................    18
         Section 3.08      Corporate Existence...................................................................    19

ARTICLE FOUR REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT.........................................    19

         Section 4.01      Events of Default.....................................................................    19
         Section 4.02      Payment of Notes on Default; Suit Therefor............................................    21
         Section 4.03      Application of Money Collected By Trustee.............................................    23
         Section 4.04      Proceedings by Noteholders............................................................    23
         Section 4.05      Proceedings by Trustee................................................................    24


--------------
*   This table of contents is not part of the Indenture.

         Section 4.06      Remedies Cumulative and Continuing; Delay or Omission Not Waiver......................    24
         Section 4.07      Direction of Proceedings and Waiver of Defaults by Majority of Noteholders............    25
         Section 4.08      Notice of Defaults....................................................................    25
         Section 4.09      Undertaking to Pay Costs..............................................................    25

ARTICLE FIVE CONCERNING THE TRUSTEE..............................................................................    26

         Section 5.01      Duties and Responsibilities of Trustee................................................    26
         Section 5.02      Reliance on Documents, Opinions, etc..................................................    27
         Section 5.03      No Responsibility for Recitals, etc...................................................    28
         Section 5.04      Trustee, Paying Agents or Registrar May Own Notes.....................................    28
         Section 5.05      Money to be Held in Trust.............................................................    29
         Section 5.06      Compensation and Expenses of Trustee..................................................    29
         Section 5.07      Officers' Certificate as Evidence.....................................................    29
         Section 5.08      Eligibility of Trustee................................................................    29
         Section 5.09      Resignation or Removal of Trustee.....................................................    30
         Section 5.10      Acceptance by Successor Trustee.......................................................    31
         Section 5.11      Succession by Merger, etc.............................................................    32

ARTICLE SIX CONCERNING THE NOTEHOLDERS...........................................................................    32

         Section 6.01      Action by Noteholders.................................................................    32
         Section 6.02      Proof of Execution by Noteholders.....................................................    33
         Section 6.03      Who Are Deemed Absolute Owners........................................................    33
         Section 6.04      Company Owned Notes Disregarded.......................................................    33
         Section 6.05      Revocation of Consents; Future Holders Bound..........................................    34

ARTICLE SEVEN NOTEHOLDERS' MEETINGS..............................................................................    34

         Section 7.01      Purposes of Meetings..................................................................    34
         Section 7.02      Call of Meetings by Trustee...........................................................    34
         Section 7.03      Call of Meetings by Company or Noteholders............................................    35
         Section 7.04      Qualifications for Voting.............................................................    35
         Section 7.05      Regulations...........................................................................    35
         Section 7.06      Quorum................................................................................    36
         Section 7.07      Voting................................................................................    36
         Section 7.08      No Delay of Rights by Meeting.........................................................    37

ARTICLE EIGHT SUPPLEMENTAL INDENTURES............................................................................    37

         Section 8.01      Supplemental Indentures Without Consent of Noteholders................................    37
         Section 8.02      Supplemental Indentures with Consent of Noteholders...................................    38
         Section 8.03      Compliance with Trust Indenture Act; Effect of Supplemental Indentures................    39
         Section 8.04      Notation on Notes.....................................................................    39

         Section 8.05      Evidence of Compliance of Supplemental Indenture to be Furnished Trustee..............    39

ARTICLE NINE CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE...................................................    39

         Section 9.01      Company May Consolidate, etc., on Certain Terms.......................................    39
         Section 9.02      Successor Person Substituted..........................................................    40

ARTICLE TEN SATISFACTION AND DISCHARGE OF INDENTURE..............................................................    40

         Section 10.01     Discharge of Indenture................................................................    40
         Section 10.02     Deposited Money to be Held in Trust by Trustee........................................    41
         Section 10.03     Paying Agent to Repay Money Held......................................................    41
         Section 10.04     Return of Unclaimed Money.............................................................    41
         Section 10.05     Discharge of Indenture as to Notes....................................................    42
         Section 10.06     Repayment to Company of Deposits Made Pursuant to Section 10.05.......................    43
         Section 10.07     Deposits Irrevocable..................................................................    43
         Section 10.08     Reinstatement.........................................................................    43

ARTICLE ELEVEN IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS...................................    44

         Section 11.01     Indenture and Notes Solely Corporate Obligations......................................    44

ARTICLE TWELVE MISCELLANEOUS PROVISIONS..........................................................................    44

         Section 12.01     Provisions Binding on Company's Successors............................................    44
         Section 12.02     Official Acts by Successor............................................................    44
         Section 12.03     Addresses for Notices; etc............................................................    44
         Section 12.04     Governing Law.........................................................................    45
         Section 12.05     Evidence of Compliance with Conditions Precedent......................................    45
         Section 12.06     Legal Holidays........................................................................    45
         Section 12.07     Trust Indenture Act to Control........................................................    45
         Section 12.08     No Security Interest Created..........................................................    46
         Section 12.09     Benefits of Indenture.................................................................    46
         Section 12.10     References to Principal and Interest; Payments to be Made in U.S. Dollars.............    46
         Section 12.11     Authenticating Agent..................................................................    46
         Section 12.12     Table of Contents, Headings, etc......................................................    47
         Section 12.13     Execution in Counterparts.............................................................    47

                  THIS INDENTURE, dated as of December ___, 2000, is entered into by SYNOVUS FINANCIAL CORP., a Georgia corporation (such corporation or, subject to Article Nine, its successors and assigns, the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (such banking corporation or, subject to Article Five, its successors and assigns as Trustee under this Indenture, the "Trustee").

                             RECITAL OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of an unlimited amount of its Senior Notes Due 2005 (the "Notes"), as provided herein. The Notes will be issued initially in an aggregate principal amount of $200,000,000. The Company may authorize the issuance of additional Notes from time to time which will have the same terms, and will be the same series as the Notes initially issued pursuant to this Indenture.

                  For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01      DEFINITIONS

                  The terms defined in this Section 1.01 (except to the extent the application of such definitions is expressly limited to certain instances, and except as otherwise expressly provided in this Indenture or unless the context otherwise requires) for all purposes of this Indenture will have the respective meanings specified in this Section 1.01. Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, all other terms used in this Indenture that are defined in the Trust Indenture Act or that the Trust Indenture Act defines by reference to the Securities Act of 1933 or by Commission rule under the Trust Indenture Act will have the meanings assigned to such terms in the Trust Indenture Act, in such rule thereunder or in such Securities Act as in force at the date of the execution of this Indenture.

                  "Agent Member" has the meaning specified in Section 2.05(i).

                  "Authenticating Agent" (i) means any Person appointed by the Trustee pursuant to Section 12.11 to act on behalf of the Trustee to authenticate Notes, and (ii) initially means the Trustee.

                  "Bank" means (i) any institution organized under the laws of the United States, any State, the District of Columbia, Puerto Rico or any territory of the United States that (a) accepts deposits that the depositor has a legal right to withdraw on demand and (b) engages in the business of making commercial loans and (ii) any trust company organized under any of the foregoing laws. Unless otherwise provided, for purposes of this Indenture, a Bank also will be considered a "corporation".

                  "Board of Directors" means the board of directors of the Company or, with respect to any matter, any committee of the Board of Directors duly authorized to act for the Board of Directors with respect to such matter.

                  "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulation to close in The City of New York.

                  "Columbus Bank and Trust" means Columbus Bank and Trust Company, a Georgia banking corporation, and any successor or successors thereto.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture the Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                  "Company" means the corporation identified as the Company in the first paragraph of this Indenture until a successor Person shall succeed to and be substituted for the Company pursuant to the provisions of Article Nine, and thereafter shall mean such successor Person.

                  "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its Chief Executive Officer, its President, any of its Executive Vice Presidents or any of its Senior Vice Presidents and its Treasurer, any of its Assistant Treasurers, its Secretary or any Assistant Secretary, and delivered to the Trustee.

                  "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Comparable Treasury Price" means (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Repurchase Date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for that Repurchase Date.

                  "Consolidated Net Banking Assets" means all net assets owned directly or indirectly by a Subsidiary that is a Bank as such net assets would be reflected on a consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles generally accepted at the time.

                  "Constituent Bank" means any Subsidiary that is a Bank.

                  "Controlled Subsidiary" means any Subsidiary of which more than 80% of the aggregate voting power of the outstanding shares of the Voting Stock at the time is owned directly or indirectly by the Company or by one or more Controlled Subsidiaries or by the Company and one or more Controlled Subsidiaries, after giving effect to the issuance to any Person other than the Company or any Controlled Subsidiary of Voting Stock of the Subsidiary issuable on exercise of options, warrants or rights to subscribe for such Voting Stock or on conversion of securities convertible into such Voting Stock.

                  "Defaulted Interest" has the meaning specified in Section
2.08.

                  "Depositary", with respect to the Notes issued in the form of one or more Global Notes, means the Depository Trust Company, New York, New York, until a successor Depositary shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" means or includes each person who is then a Depositary hereunder.

                  "Event of Default" means any event specified in Section 4.01, continued for the period of time, if any, and after the giving of the notice, if any, designated in Section 4.01.

                  "Global Note" means a Note issued to evidence all or part of the Notes pursuant to Section 2.02.

                  "Indenture" means this instrument as originally executed or, if amended or supplemented as provided in this Indenture, as so amended or supplemented.

                  "Interest Payment Date", when used with respect to any Note, means each _________________ and _______________, beginning ____________, 2001 when interest on the Notes is payable.

                  "Note" or "Notes" has the meaning stated in the recital of this indenture and means any Note or Notes, as the case may be, authenticated and delivered pursuant to this Indenture.

                  "Note Register" has the meaning specified in Section 2.05(b).

                  "Noteholder", "holder of Notes", "holder" or other similar term means any Person in whose name at the time a particular Note is registered on the Note Register.

                  "Offer to Purchase" has the meaning specified in Section
3.06.

                  "Officers' Certificate", when used with respect to the Company, means a certificate signed by the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. Except as otherwise provided in this Indenture, each such certificate shall include the statements provided for in Section 12.05.

                  "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, and who shall be acceptable to the Trustee.

Except as otherwise provided in this Indenture, each such opinion shall include the statements provided for in Section 12.05.

                  "outstanding", when used with reference to Notes, subject to the provisions of Section 6.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee pursuant to this Indenture except:

                  (a) such Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) such Notes, or portions thereof, for the payment of which money in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); and

                  (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of
         Section 2.06, except to the extent that a bona fide holder in due course of any such Notes shall have presented proof satisfactory to the Trustee that such holder is a bona fide holder in due course of any such Notes.

                  "Paying Agent" means any Person authorized by the Company to pay the principal of and any premium or interest on the Notes on behalf of the Company.

                  "Person" means a corporation, an association, a partnership, a limited liability company, a joint venture, an organization, a trust, an individual, a government or a political subdivision thereof or a governmental agency.

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt that was evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                  "principal office of the Trustee" or any other similar term means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of this instrument, is located at 101 Barclay Street, New York, New York 10286, Corporate Trust Department.

                  "Principal Subsidiaries" means Columbus Bank and Trust and TSYS and, at any time, any other Constituent Bank the total assets of which (as set forth in the most recent statement of condition of such Constituent Bank) equal more than 20% of the total assets of all Constituent Banks as determined from the most recent statements of condition of the Constituent Banks.

                  "Quotation Agent" means each of Banc of America Securities LLC, Goldman, Sachs & Co. and Salomon Smith Barney Inc. or their respective successors as may be appointed from time to time by the Trustee after consultation with the Company; provided, however, that if any Quotation Agent ceases to be a primary United States Government securities dealer in The City of New York (a "Primary Government Securities Dealer"), the Company shall substitute another Primary Government Securities Dealer selected by the Company.

                  "Reference Treasury Dealer" means each of Banc of America Securities LLC, Goldman, Sachs & Co. and Salomon Smith Barney Inc. and their respective successors and any other Primary Government Securities Dealer selected by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Repurchase Date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer by 5:00 p.m. on the third Business Day preceding such Repurchase Date.

                  "Regular Record Date", with respect to the interest payable on any Interest Payment Date on the Notes, means the fifteenth day of the month immediately preceding an Interest Payment Date.

                  "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of principal and interest that would be due after the Repurchase Date but for such repurchase; provided, however, that if the Repurchase Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to the Repurchase Date.

                  "Repurchase Date" has the meaning specified in Section
3.06(c).

                  "Repurchase Price" has the meaning specified in Section 3.06

                  "Responsible Officer", when used with respect to the Trustee, means (i) the Chairman or Vice Chairman of its board of directors, (ii) the Chairman or Vice Chairman of the executive committee of the board of directors or the President, (iii) any Vice President, any senior trust officer, any trust officer, any assistant trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be the above-named officers and in each case who is assigned to the corporate trust department of the Trustee and (iv) any employee of the Trustee to whom any corporate trust matter with respect to this Indenture is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Special Record Date" has the meaning specified in Section
2.08.

                  "Stated Maturity", when used with respect to any Note or any installment of principal thereof, premium, if any or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note, premium, if any or such installment of interest is due and payable.

                  "Subsidiary" means any Person of which a majority of the aggregate voting power of the outstanding Voting Stock at the time shall be owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

                  "Treasury Rate" means, with respect to any Repurchase Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Repurchase Date.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture, except as provided in Section 8.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means the Person identified as the Trustee in the first paragraph of this Indenture until a successor shall succeed to the trusts created by this Indenture pursuant to the provision of Article Five, and thereafter shall mean such successor.

                  "TSYS" means Total System Services, Inc., a Georgia corporation, and any successor or successors thereto.

                  "United States" means the United States of America (including the District of Columbia) and its possessions.

                  "U.S. Government Obligations" has the meaning specified in
Section 10.05(b).

                  "Vice President", when used with respect to the Company or the Trustee, means any such officer whether or not designated by a number or a word or words added before or after such title.

                  "Voting Stock" of a Person means stock or any other form of equity or voting interest of the class or classes having general voting power in an election of the board of directors, managing partners, managers or trustees of such Person (irrespective of whether, at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

           ARTICLE TWO ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                                EXCHANGE OF NOTES

SECTION 2.01      DESIGNATION, AMOUNT, AUTHENTICATION AND DELIVERY OF NOTES

                  The Notes shall be designated as ____% Senior Notes Due 2005. The Notes shall be issuable as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. Upon the execution of this Indenture or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication, and the Trustee thereupon shall authenticate and deliver said Notes to or upon a Company Order without any further corporate action by the Company. Notes will be issued initially in an aggregate principal amount of $200,000,000. The Company may at any time, without the consent of the holders of the Notes, upon a Company Order without any further action by the Company, issue additional Notes which shall be the same series as the series of Notes initially issued pursuant to this Indenture. Any such additional Notes will have the same ranking, interest rate, maturity date and other terms as the

Notes. Any such additional Notes, together with the Notes initially issued pursuant to this Indenture, will constitute a single series of Notes under this Indenture.

                  The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.01 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing holders.

SECTION 2.02      FORMS OF NOTES AND OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  (a) The definitive Notes shall be substantially of the tenor and purport as set forth in Appendix A, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or to conform to usage or as may be determined consistently herewith by the officers executing such Notes, as evidenced by their execution of the Notes.

                  (b) Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE) MAY BE REGISTERED EXCEPT IN SUCH SPECIFIED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  (c) The Notes shall be initially issued in the form of a Global Note.

                  (d) The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange, all as may be determined by the officers executing the Notes.

                  The Company shall execute and the Trustee, in accordance with this Section 2.02 and the Company Order, shall authenticate and deliver one or more Global Notes in definitive or temporary form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Notes, (ii) shall be registered in the name of the Depositary or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction.

                  (e) The form of Trustee's certificate of authentication on the Notes shall be as follows:

                  This is one of the Notes issued under the within-mentioned Indenture.

                                      THE BANK OF NEW YORK, as Trustee
                                             and Authenticating Agent


                                      By:
                                         --------------------------------------
                                                  Authorized Signatory

SECTION 2.03      DATE OF NOTES

                  Except as provided in the next sentence, the Notes shall be dated the date of authentication and shall bear interest from the date of authentication or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and __________ in each year; provided, however, that if the Company shall default in the payment of the interest due on such Interest Payment Date, then any Note so authenticated shall bear interest from the Interest Payment Date next preceding the date to which interest has been paid or, if no interest has been paid on the Notes, from the date of authentication.

SECTION 2.04      EXECUTION OF NOTES

                  (a) The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, its Chief Executive Officer, its President or any Senior Vice President and attested by its Secretary, under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise).

                  (b) No Note shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose unless such Note bears thereon a certificate of authentication substantially in the form set forth in
Section 2.02 validly executed by the authorized signatory of the Trustee or the Authenticating Agent, if a Person other than the Trustee. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered under this Indenture.

                  (c) In case any officer of the Company whose manual or facsimile signature appears on any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person whose manual or facsimile signature appears on such Notes had not ceased to be such officer of the Company; and any Note may bear the manual or facsimile signature on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

SECTION 2.05      EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES

                  (a) Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Company pursuant to Section 3.02, and the Company shall execute and cause to be registered, and the Trustee shall authenticate and deliver in exchange therefor, the Note or Notes which the Noteholder making the exchange shall be entitled to receive.

                  (b) The Company shall keep, at the office or agency to be maintained by the Company in accordance with the provisions of Section 3.02, a register or registers (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for registration of Notes and registration of transfer of Notes as provided in Article Two. The Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Note Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Note at such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes for an equal aggregate principal amount. The Company hereby initially appoints the Trustee, at the principal office of the Trustee, as the Note Registrar.

                  (c) All Notes presented for registration of transfer or for exchange or payment, if so required by the Company or the Trustee, shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

                  (d) If at any time the Depositary for the Global Notes notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time the Depositary for the Notes shall no longer be eligible because it no longer is a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Notes. If a successor Depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (e) The Company at any time and in its sole discretion may determine that the Notes shall no longer be represented by such Global Notes. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (f) The Depositary may surrender a Global Note in exchange in whole or in part for Notes of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver:

                           (i) to each Person specified by such Depositary a new Note or new Notes, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                           (ii) to such Depositary a new Global Note of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes delivered to holders thereof.

                  (g) the exchange of all of the Global Note for Notes in certificated form, such Global Note shall be canceled by the Trustee. Notes issued in exchange for all or part of a Global Note shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the persons in whose names such Notes are so registered.

                  (h) No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

                  (i) So long as any Global Note issued hereunder is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary (or, if applicable, the Trustee as custodian for the Depositary) and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes hereunder. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the

Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of Notes.

SECTION 2.06      MUTILATED, DESTROYED; LOST OR STOLEN NOTES

                  (a) In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request and in the absence of notice to the Company and the Trustee that such Note has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, a new Note of equal aggregate principal amount and of like tenor and terms bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft, the applicant also shall furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note.

                  (b) The Trustee may authenticate any such substitute Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substitute Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company, instead of issuing a substitute Note, may pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to hold each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note.

                  (c) Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued under this Indenture. All Notes shall be held and owned by the holders upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.07      TEMPORARY NOTES

                  Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or typewritten). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the definitive Notes, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be authenticated by the Trustee in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of authorized denominations. Such exchange shall be made at the Company's expense and without any charge to the holder. Until so exchanged, the temporary Notes in all respects shall be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered under this Indenture.

SECTION 2.08      PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED

                  The Notes shall bear interest at the rate per annum set forth in their title, payable semiannually on _____________ and ___________ of each year, commencing __________, 2001. The person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable thereon on such Interest Payment Date notwithstanding the cancellation of such Note upon any registration of transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date, unless an Event of Default shall have occurred and be continuing as a result of a default in the payment of interest due on such Interest Payment Date on any Note, in which case such defaulted interest shall be paid to the person in whose name such Note (or any Note or Notes issued upon registration of transfer or exchange thereof) is registered on the record date for the payment of such defaulted interest. Payment of interest may be made at the option of the Company by check mailed to the registered address of the person entitled thereto.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered on the Note Register at the close of business on the Regular Record Date for such interest. Payment of interest on any Note may be made as provided in Section 3.02.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted Interest") forthwith shall cease to be payable to the holder on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

                           (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee promptly shall notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Noteholder at its address as it appears in the Note Register, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

                           (ii) The Company may make payment of any Defaulted Interest on any such Note in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 2.08, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

SECTION 2.09      CANCELLATION OF NOTES PAID, ETC.

                  All Notes surrendered for the purpose of payment, exchange or registration of transfer, if surrendered to the Company or any Paying Agent or any Note registrar, shall be delivered to the Trustee and promptly canceled by the Trustee or, if surrendered to the Trustee, promptly shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may destroy canceled Notes and upon request will deliver a certificate of such destruction to the Company.

SECTION 2.10      COMPUTATION OF INTEREST

                  Interest on the Notes shall be computed on the basis of a year of twelve 30-day months.

                                  ARTICLE THREE

                       PARTICULAR COVENANTS OF THE COMPANY

SECTION 3.01      PAYMENT OF PRINCIPAL AND INTEREST

                  The Company duly and punctually will pay or cause to be paid the principal of, premium, if any, and interest on the Notes at the time and place and in the manner provided in this Indenture and in the Notes. The Notes are not entitled to the benefit of any sinking fund.

SECTION 3.02      OFFICES FOR NOTICES AND PAYMENTS, ETC.

                  So long as any Notes remain outstanding, the Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be presented for payment, for registration of transfer and for exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. The Company hereby initially designates as such office or agency the office or agency of the Trustee at 101 Barclay Street, New York, New York 10286, Corporate Trust Department, for all of the foregoing purposes until such time, and except for as long as, the Company shall designate and maintain some other such office or agency and give the Trustee written notice thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof to the Trustee, presentations and demands may be made and notices may be served at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, and the Company hereby initially appoints the Trustee at such office or agency as its agent to receive all such presentations and demands.

                  In addition to such offices or agencies, the Company may from time to time constitute and appoint one or more other offices or agencies for such purposes with respect to the Notes and one or more paying agents for the payment of the Notes, in one or more other cities, and may from time to time rescind such appointments, as the Company may deem desirable or expedient and as to which the Company has notified the Trustee; provided, however, that no such appointment or rescission shall in any manner relieve the Company of its obligation to maintain such office in the Borough of Manhattan, The City of New York, for payment of the Notes.

                  Notwithstanding any provisions of this Indenture or the Notes to the contrary, at the option of the Company, payment of interest on any Note may be made by check pursuant to the terms of such Note mailed to the address of the Person entitled thereto as such address shall appear in the Note Register, except that a holder of $20,000,000 or more in aggregate principal amount of Notes will be entitled to receive such payments by wire transfer within the United States of immediately available funds if appropriate wire transfer instructions shall have been received in writing by the Paying Agent not later than ten days prior to the applicable Interest Payment Date.

SECTION 3.03      PROVISIONS AS TO PAYING AGENT

                  (a) The Company, prior to each due date of principal of, premium, if any, or interest on the Notes, will deposit with the Paying Agent a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest. The Company hereby initially appoints the Trustee as Paying Agent. If the Company shall appoint a Paying Agent other than the Trustee with respect to the Notes, the Company will notify the Trustee of its making, or failure to make, any such payment; and the Company also shall cause any such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.03, as follows:

                           (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Persons entitled thereto;

                           (2) that it will give the Trustee prompt oral notice confirmed in writing of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall be due and payable; and

                           (3) that it will, at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

                  (b) If the Company shall act as its own Paying Agent with respect to the Notes, on or before each due date of the principal of, premium, if any, or interest on the Notes it will set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.

                  (c) Notwithstanding anything in this Section 3.03 to the contrary, the Company, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, may pay or by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by the Company or any Paying Agent under this Indenture, such sums to be held by the Trustee upon the trusts contained in this Indenture.

                  (d) Notwithstanding anything in this Section 3.03 to the contrary, the agreement to hold sums in trust as provided in this Section 3.03 is subject to Sections 10.03 and 10.04.

SECTION 3.04      STATEMENT AS TO COMPLIANCE

                  So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating, as to each signer of such certificate, that:

                           (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision;

                           (2) to the best of his knowledge, based on such review, the Company has complied with all its conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance with any such condition or covenant, specifying each such default known to him and the nature and status of such default; and

                           (3) such certificate sets forth as of the end of such year a list of all Principal Subsidiaries and Constituent Banks.

SECTION 3.05      NOTICE OF CERTAIN DEFAULTS

                  The Company will deliver to the Trustee within five days after the occurrence thereof written notice of any event which with the giving of notice or the lapse of time or both would be an Event of Default under Section 4.01(d) or Section 4.02 (d).

SECTION 3.06      LIMITATION ON CERTAIN DISPOSITIONS AND ON MERGER AND SALE OF
                  ASSETS

                  (a) Except as otherwise provided in Article Nine, the Company will not and will not permit Columbus Bank and Trust to:

         (i) sell, assign, transfer or otherwise dispose of any shares (other than directors' qualifying shares) of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of Columbus Bank and Trust or any other Principal Subsidiary that is a Constituent Bank and will not permit Columbus Bank and Trust or any other Principal Subsidiary that is a Constituent Bank to issue, transfer or otherwise dispose of, any shares (other than directors' qualifying shares) of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, such Voting Stock if, in any case, after giving effect to any such transaction (and to potential dilution from exercise or conversion of securities owned by Persons other than the Company and its Controlled Subsidiaries), the Company would no longer own, directly or indirectly, more than 80% of the shares of Voting Stock of Columbus Bank and Trust or such Principal Subsidiary that is a Constituent Bank or their respective successors; or

                           (ii) permit Columbus Bank and Trust or any other Principal Subsidiary that is a Constituent Bank to:

                                    (A) merge or consolidate with any other
                           Person other than the Company or a Controlled Subsidiary or a Person that, upon such merger or consolidation, will become the Company or a Controlled Subsidiary, unless upon consummation of the merger or consolidation the Company will own, directly or indirectly, at least 80% of the shares of Voting Stock of Columbus Bank and Trust or any other Principal Subsidiary that is a Constituent Bank or their respective successors; or

                                    (B) lease, sell or transfer all or
                           substantially all its properties and assets to any Person or other Person, except to the Company or a Controlled Subsidiary or to a Person that, upon such lease, sale or transfer, will become the Company or a Controlled Subsidiary.

                  (b) Notwithstanding the provisions of Section 3.06(a), any such sale, assignment, transfer or other disposition of securities, any such merger or consolidation or any such lease, sale or transfer of properties and assets shall not be prohibited if (i) required by any law or any rule, regulation or order of any governmental agency or authority, (ii) required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority with respect to the acquisition by the Company or any Controlled Subsidiary, directly or indirectly, through purchase of securities or assets, or a merger, consolidation or otherwise, of any other Bank, provided that after giving effect to such acquisition (A) the Company and its Controlled Subsidiaries would own more than 80% of the Voting Stock of such other Bank (after giving effect to any potential dilution from exercise or conversion of securities owned by parties other than the Company and its Controlled Subsidiaries), (B) the Consolidated Net Banking Assets of the Company will be at least equal to the Consolidated Net Banking Assets of the Company prior thereto and (C) the Company or its Controlled Subsidiaries would still own more than 80% of the Voting Stock of Columbus Bank and Trust and any other Principal Subsidiary that is a Constituent Bank, or (iii) such sale, assignment, transfer or other disposition of securities or lease, sale or transfer of properties and assets, or such merger or consolidation is with or to, the Company or one of its Controlled Subsidiaries and, in the case of a merger or consolidation, the Company or one of its Controlled Subsidiaries is the surviving person.

                  (c) The Company will offer to purchase all outstanding Notes, on the terms and conditions described in this Section 3.06(c), immediately following any of the following transactions (each, a "TSYS Transaction"):

                           (i) any sale, assignment, transfer or other disposition of any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of TSYS, or any issuance, sale, transfer or other disposition by TSYS of any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, such Voting Stock if, in any case, after giving effect to such transaction (and to potential dilution from exercise or conversion of securities owned by Persons other than the Company and its Controlled Subsidiaries), the Company would no longer own, directly or indirectly, more than 50% of the shares of Voting Stock of TSYS or its successor; or

                           (ii) any merger or consolidation of TSYS with any other Person (other than the Company or a Controlled Subsidiary or a Person that, upon such merger or consolidation, will become the Company or a Controlled Subsidiary), unless upon consummation of the merger or consolidation the Company would own, directly or indirectly, more than 50% of the shares of Voting Stock of TSYS or its successors; or

                           (iii) any lease, sale or other disposition of all or substantially all of the properties and assets of TSYS to any Person other than the Company or a Controlled Subsidiary, or to a Person whose Voting Stock, upon such lease, sale or transfer, would not be owned, directly or indirectly, more than 50% by the Company or Columbus Bank and Trust.

                  Within 30 days of a TSYS Transaction, the Company will offer to purchase all outstanding Notes (an "Offer to Purchase") at a purchase price (the "Repurchase Price") equal to the greater of the following amounts, plus accrued interest thereon to the date of such purchase (the "Repurchase Date"):
(i) 100% of the principal amount of the Notes to be repurchased; and (ii) the sum of the present values of the Remaining Scheduled Payments on the Notes, determined by discounting such payments to the Repurchase Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, using a discount rate equal to the Treasury Rate plus _____ basis points.

                  Within 30 days of a TSYS Transaction, the Company shall notify the Trustee thereof and send an Offer to Purchase to each holder of Notes by first-class mail, postage prepaid, at its address appearing in the Note Register. The Offer to Purchase shall state, among other things, (i) the purchase price and the Repurchase Date which will be a Business Day no earlier than 30 days and no later than 60 days from the date such Offer to Purchase is mailed or such later date as is necessary to comply with the requirements under the Exchange Act; (ii) that any Notes not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Offer to Purchase will cease to accrue interest after the Repurchase Date; (iv) that holders electing to have any Notes purchased pursuant to an Offer to Purchase shall be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Repurchase Date; (v) that holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing its election to have such Notes purchased; (vi) that holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (vii) the instructions that the holders of Notes must follow in order to tender their Notes.

                  The Company shall comply with any applicable tender offer requirements, including Section 14(e) under the Exchange Act, and any other applicable securities laws, rules and regulations in connection with an Offer to Purchase. Upon receipt of an Offer to Purchase, holders of Notes may elect to tender their Notes, if any, in whole or in part in integral multiples of $1,000 in exchange for cash.

SECTION 3.07      LIMITATION ON CREATION OF LIENS

                  So long as any of the Notes shall be outstanding, the Company will not create, assume, incur or suffer to be created, assumed or incurred or to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of any Principal Subsidiary now or hereafter owned by the Company, directly or indirectly, if, treating such pledge, encumbrance or lien as a transfer of the shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock subject thereto to the secured party, and after giving effect to any potential dilution from exercise or conversion of securities owned by parties other than the Company and its Controlled Subsidiaries, the Company would no longer own, directly or indirectly, more than 80% of the Voting Stock of Columbus Bank and Trust or any other Principal Subsidiary that is a Constituent Bank or more than 50% of the Voting Stock of TSYS.

SECTION 3.08      CORPORATE EXISTENCE

                  Except as otherwise provided in Article Nine, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

                                  ARTICLE FOUR

                           REMEDIES OF THE TRUSTEE AND
                         NOTEHOLDERS ON EVENT OF DEFAULT

SECTION 4.01      EVENTS OF DEFAULT

                  "Event of Default", when used with respect to the Notes, means each of the following events:

                  (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

                  (b) default in the payment of the principal of any of the Notes as and when the same shall become due and payable either at maturity, or by declaration;

                  (c) default in the payment of the Repurchase Price on the Repurchase Date;

                  (d) a default or event of default as defined or designated in any mortgage, indenture, loan agreement or instrument under which there may be issued or borrowed, or by which there is secured or evidenced, any indebtedness of the Company or any Subsidiary (other than obligations in respect of deposits from the customers of a Constituent Bank in the ordinary course of business, the Notes or indebtedness of any Subsidiary owing to the Company or to another Subsidiary), whether such indebtedness now exists or shall be created hereafter, shall happen and (i) more than $5,000,000 of such indebtedness shall be past due under such mortgage, indenture, loan agreement or instrument or such default or event of default shall result in more than $5,000,000 of such indebtedness becoming or being declared due and payable and (ii) such indebtedness or such declaration, as the case may be, shall not have been discharged or rescinded or annulled within 30 days after the date on which written notice thereof is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (e) a final judgment or judgments or order or orders for the payment of money in excess of $5,000,000 shall be entered against the Company or any one or more of its Principal Subsidiaries and within 90 days after entry thereof such judgment or judgments or order or orders shall not have been discharged or the execution thereof stayed pending appeal or within 90 days after the expiration of any such stay such judgment or judgments or order or orders shall not have been discharged;

                  (f) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding;

                  (g) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Principal Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its Principal Subsidiaries or for any substantial part of its property, or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (h) the Company or any of its Principal Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or any of its Principal Subsidiaries or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, then and in each such case, unless the principal of all the Notes already shall have become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal amount of all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

                           (1) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay:

                                    (A) all matured installments of interest on
                  all the Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes, to the date of such payment or deposit); and

                                    (B) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.06; and

                           (2) any and all defaults with respect to Notes under this Indenture, other than the nonpayment of principal of, premium, if any, and accrued interest on Notes that shall have become due by acceleration, shall have been cured or waived as provided in
         Section 4.07.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

                  In case the Trustee or any Noteholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or any Noteholder, then and in every such case the Company, the Trustee and such Noteholders, subject to any determination in such proceeding, shall be restored respectively to their several positions and rights under this Indenture, and all rights, remedies and powers of the Company, the Trustee and such Noteholders shall continue as though no such proceeding had been taken.

SECTION 4.02      PAYMENT OF NOTES ON DEFAULT; SUIT THEREFOR

                  (a) In case default shall be made in the payment of (i) any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (ii) the principal of any of the Notes as and when the same shall have become due and payable whether at Stated Maturity of the Notes, by declaration, upon repurchase or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, premium, if any, or interest, or any combination thereof, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the Notes; and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agent, attorneys and counsel.

                  (b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes, wherever situated, the money adjudged or decreed to be payable.

                  (c) In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor on the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as expressed in the Notes or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, (i) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and (ii) to collect and receive any money or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payment directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section 5.06. To the extent that such payment of reasonable compensation, expenses and counsel fees out of the trust estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the holders of the Notes may' be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

                  (d) Nothing contained in this Section 4.02 shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Noteholder any plan of reorganization or arrangement affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

                  (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of the holders of the Notes.

SECTION 4.03      APPLICATION OF MONEY COLLECTED BY TRUSTEE

                  Any money collected by the Trustee with respect to the Notes pursuant to Section 4.02 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such money, upon presentation of the Notes and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts then due the Trustee under Section 5.06;

                  SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in the order of the maturity of the installments of such interest; with interest (to the extent enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto; and

                  THIRD: In case the principal of the outstanding Notes shall have become due, by declaration, upon repurchase or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal, premium, if any, and interest, with interest on the overdue principal and (to the extent enforceable under applicable law) upon overdue installments of interest at the rate borne by the Notes; and in case such money shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal, premium, if any, and interest without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest.

SECTION 4.04      PROCEEDINGS BY NOTEHOLDERS

                  No holder of any Note shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as provided in Section 4.01, and unless also (i) the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Indenture and shall have offered to the Trustee such reasonable security or indemnity as the Trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request, (ii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding and (iii) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes; it being understood and intended, and being expressly covenanted by each Person who acquires and holds a Note with every other such Person, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner provided in this Section 4.04 and for the equal, ratable and common benefit of all holders of Notes.

                  Notwithstanding any other provision of this Indenture, however, the right of any holder of any Note to receive payment of the principal of, premium, if any, and interest on such Note on or after the respective Stated Maturities, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

SECTION 4.05      PROCEEDINGS BY TRUSTEE

                  In case of an Event of Default under this Indenture, the Trustee in its discretion may proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 4.06      REMEDIES CUMULATIVE AND CONTINUING; DELAY OR OMISSION NOT
                  WAIVER

                  All rights, powers and remedies conferred upon or reserved to the Trustee or to the Noteholders, to the extent permitted by law, shall be deemed cumulative and not exclusive of any thereof or of any other rights, powers and remedies available to the Trustee or the holders of the Notes, now or hereafter existing, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture; and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any such right, power or remedy shall impair any such right, power or remedy, or shall be construed to be a waiver of any default or an acquiescence in such default; and subject to the provisions of Section 4.04, every power and remedy conferred upon or reserved to the Trustee or the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders. The assertion of any right, power or remedy shall not prevent the concurrent assertion of any other right, power or remedy.

SECTION 4.07 DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF NOTEHOLDERS

                  (a) The holders of a majority in aggregate principal amount of the Notes affected (voting as one class) at the time outstanding determined in accordance with Section 6.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (i) such direction may not be in conflict with law or this Indenture or expose the Trustee to personal liability or be unduly prejudicial to the holders of the Notes not joining in the direction, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with this Indenture and such direction.

                  (b) Prior to any declaration that the principal of the outstanding Notes is due and payable, the holders of a majority in aggregate principal amount of the Notes at the time outstanding on behalf of the holders of all of the Notes may waive any past default or Event of Default under this Indenture and its consequences except a default under a covenant in this Indenture that, pursuant to Section 8.02, cannot be modified without the consent of each holder of a Note affected thereby. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights under this Indenture, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default under this Indenture shall have been waived as permitted by this Section 4.07, such default or Event of Default, for all purposes of the Notes and this Indenture, shall be deemed to have been cured and to be not continuing.

SECTION 4.08      NOTICE OF DEFAULTS

                  The Trustee, within 90 days after the occurrence of a default with respect to Notes, shall mail to all Noteholders, at their addresses shown on the Note Register, notice of all such defaults known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term "defaults" for the purpose of this Section 4.08 being defined to mean any events which constitute or after notice or lapse of time or both would constitute an Event of Default); provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

SECTION 4.09      UNDERTAKING TO PAY COSTS

                  All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 4.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after their respective Stated Maturities.

                                  ARTICLE FIVE

                             CONCERNING THE TRUSTEE

SECTION 5.01      DUTIES AND RESPONSIBILITIES OF TRUSTEE

                  In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or any action or failure to act taken or omitted by it in bad faith, except that:

                  (a)      except during the continuance of an Event of Default:

                           (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates, opinions or orders that by any provisions of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding (determined as provided in Section 6.04) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

                  The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

SECTION 5.02      RELIANCE ON DOCUMENTS, OPINIONS, ETC.

                  Subject to the applicable provisions of the Trust Indenture Act and in furtherance thereof and subject to the provisions of Section 5.01:

                  (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                  (c) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it under this Indenture in good faith and in accordance with such Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company to the extent reasonably necessary to verify such facts or matters; and

                  (g) the Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care under this Indenture.

                  (h) the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

                  (i) the Trustee's rights, powers, indemnities, immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to (1) the Trustee, whether serving in any other capacity hereunder, including without limitation, in the capacity of Paying Agent, Note Registrar or Authenticating Agent, and (2) the Trustee's officers, directors, agents and employees. Such immunities and protections and rights to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the discharge of this Indenture and final payment of the Notes.

                  (k) the Trustee shall have no responsibility for any information in any offering document or other disclosure material distributed with respect to any series of Notes other than information provided by the Trustee to the Company.

                  (l) notwithstanding anything else herein contained, whenever any provision of this Indenture indicates that any confirmation of a condition or event is qualified by the words "to the knowledge of" or "known to" the Trustee or other words of similar meaning, said words shall mean and refer to the current awareness of one or more Responsible Officers of the Trustee.

SECTION 5.03      NO RESPONSIBILITY FOR RECITALS, ETC.

                  The recitals contained in this Indenture and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee.

SECTION 5.04      TRUSTEE, PAYING AGENTS OR REGISTRAR MAY OWN NOTES

                  Subject to the applicable provisions of the Trust Indenture Act, the Trustee or any Paying Agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Note registrar.

SECTION 5.05      MONEY TO BE HELD IN TRUST

                  Subject to the provisions of Sections 10.03 and 10.04, all money received by the Trustee, until used or applied as herein provided, shall be held in trust for the purposes for which it was received. Money held by the Trustee need not be segregated from other funds except as provided by law. The Trustee shall be under no liability for interest on any money received by it under this Indenture, provided that the Trustee pays to the Persons entitled thereto all such money when due and payable.

SECTION 5.06      COMPENSATION AND EXPENSES OF TRUSTEE

                  The Company will pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it under this Indenture (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in connection with the exercise, performance or non-performance of any of its powers under this Indenture. The obligations of the Company under this Section
5.06 shall constitute additional indebtedness under this Indenture.

SECTION 5.07      OFFICERS' CERTIFICATE AS EVIDENCE

                  Subject to the provisions of Section 5.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action under this Indenture, such matter (unless other evidence in respect thereof be herein specifically prescribed), in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, may be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith of such Officers' Certificate.

SECTION 5.08      ELIGIBILITY OF TRUSTEE

                  The Trustee under this Indenture shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as Trustee by the Commission) authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or

District of Columbia authority. If such corporation files reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.08 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.09. Neither the Company nor any person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee under this Indenture.

SECTION 5.09      RESIGNATION OR REMOVAL OF TRUSTEE

                  (a) The Trustee may resign at any time by giving written notice of such resignation to the Company and by mailing notice of such resignation to the holders of Notes at their addresses as they shall appear on the Note Register.

                  (b)      In case at any time any of the following shall occur:

                           (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

                           (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.08 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                           (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or a public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee by written instrument, executed by Company Order authorized by the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee (with written notice of such removal mailed to the holders of Notes at their address as they shall appear on the Note Register), or, subject to the provisions of Section 4.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (c) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company promptly shall appoint a successor Trustee by a Company Order authorized by the Board of Directors, one copy of which instrument shall be delivered to the retiring Trustee and one copy to the successor Trustee. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy; a successor Trustee shall be appointed by the holders of a majority in principal amount of the Notes (voting as a single class) at the time outstanding by instrument or instruments delivered to the Company and the retiring Trustee, the successor Trustee so appointed, forthwith upon its acceptance of such appointment, shall become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner provided in Section 5.10 within 60 days after notice of the resignation or removal of the Trustee is mailed to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, subject to the provisions of Section 4.09, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (d) The holders of a majority in aggregate principal amount of the Notes (voting as a single class) at the time outstanding at any time, upon notice to the Trustee, may remove the Trustee.

                  (e) Any removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 5.10. Any resignation of the Trustee shall become effective only upon the appointment of a successor Trustee and upon the acceptance of appointment by the successor Trustee as provided in Section 5.10.

SECTION 5.10      ACCEPTANCE BY SUCCESSOR TRUSTEE

                  Any successor Trustee appointed as provided in Section 5.09 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under this Indenture, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Indenture, with like effect as if originally named as Trustee in this Indenture; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act, upon payment of any amounts then due it pursuant to the provisions of Section 5.06, shall execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act and shall transfer, assign and deliver to such successor all property and money held by such predecessor Trustee under this Indenture. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act, nevertheless shall retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

                  No successor Trustee shall accept appointment as provided in this Section 5.10 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 5.08.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section 5.10, the Company shall mail notice of the succession of such Trustee under this

Indenture to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

SECTION 5.11      SUCCESSION BY MERGER, ETC.

                  Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture provided such Person shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 5.08.

                  In case at the time such successor Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor Trustee under this Indenture or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                   ARTICLE SIX

                           CONCERNING THE NOTEHOLDERS

SECTION 6.01      ACTION BY NOTEHOLDERS

                  Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined in such action may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, (ii) by the record of the holders of Notes voting in favor of such action at any meeting of Noteholders duly called and held in accordance with the provisions of this Article Six or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. The Company may set a record date for purposes of determining the identity of holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of ten days prior to the first solicitation of such consent or the date of the most recent list of holders furnished to the Trustee prior to such solicitation pursuant to the provisions of Section 312(a) of the Trust Indenture Act. If a record date is fixed, those persons who were holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be holders after such record date. No such vote or consent shall be valid or effective if such vote occurs or such consent is obtained more than 120 days after such record date.

SECTION 6.02      PROOF OF EXECUTION BY NOTEHOLDERS

                  (a) Subject to the provisions of Sections 5.01, 5.02 and 7.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

                  (b) The ownership of Notes shall be proved by the Note Register or by a certificate of the Note registrar.

                  (c) The record of any Noteholders' meeting shall be proved in the manner provided in Section 7.07.

SECTION 6.03      WHO ARE DEEMED ABSOLUTE OWNERS

                  Prior to due presentation of a Note for registration of transfer, the Company, the Trustee, any Paying Agent and any Note registrar may treat the Person in whose name such Note is registered as owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.08) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company or any Note registrar, and neither the Company, the Trustee, any Paying Agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any such holder as shown in the Note Register, or upon the order of such holder, shall be valid and, to the extent of the sum so paid, effectual to satisfy and discharge the liability for money payable upon any such Note.

                  None of the Company, the Trustee, any Paying Agent or any Note registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 6.04      COMPANY OWNED NOTES DISREGARDED

                  In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company (other than any Notes held in a fiduciary capacity) or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 6.05      REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND

                  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note the serial number of which is shown by the evidence to be included in the Notes the holders of which have consented to such action, by filing written notice with the Trustee at the principal office of the Trustee and upon proof of holding as provided in
Section 6.02, may revoke such action so far as concerns such Note. Except as provided in this Section 6.05 any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, irrespective of whether or not any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution for such Note.

                                  ARTICLE SEVEN

                              NOTEHOLDERS' MEETINGS

SECTION 7.01      PURPOSES OF MEETINGS

                  A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article Seven for any of the following purposes:

                           (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default under this Indenture and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Four;

                           (2) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article Five;

                           (3) to consent to the execution of an indenture or indentures supplemental to this Indenture pursuant to the provisions of
         Section 8.02; or

                           (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

SECTION 7.02      CALL OF MEETINGS BY TRUSTEE

                  The Trustee at any time may call a meeting of Noteholders to take any action specified in Section 7.01, to be held at such time and at such place in The City of New York as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders, if any, of Notes affected at their addresses as they shall appear on the Note Register. Such notice to holders of Notes shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

                  Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all outstanding Notes, and if the Company and the Trustee are either present by duly authorized representatives or, before or after the meeting, have waived notice.

SECTION 7.03      CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS

                  In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed or published (as appropriate under Section 7.02) the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place in The City of New York for such meeting and may call such meeting to take any action authorized in Section 7.01, by mailing or publishing notice of such meeting as provided in Section 7.02.

SECTION 7.04      QUALIFICATIONS FOR VOTING

                  To be entitled to vote at any meeting of Noteholders a person shall (i) be a holder of one or more Notes as set forth in the Note Register or
(ii) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes, subject to the provisions of Section 6.02. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 7.05      REGULATIONS

                  (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

                  (b) The Trustee, by an instrument in writing, shall appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 7.03, in which case the Company or the Noteholders calling the meeting, as the case may be, in like manner shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

                  (c) Subject to the provisions of Section 6.04, at any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes.

                  (d) No vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 7.02 or 7.03 may be adjourned from time to time by a majority of those present and the meeting may be held as so adjourned without further notice.

SECTION 7.06      QUORUM

                  The Persons entitled to vote a majority in principal amount of the outstanding Notes affected by the action proposed to be taken shall constitute a quorum for a meeting of such Noteholders. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting, if convened at the request of holders of Notes, shall be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 7.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes affected by the action proposed to be taken which shall constitute a quorum.

SECTION 7.07      VOTING

                  The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken at such meeting and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was mailed or published as provided in Section 7.02 or 7.03. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

                  Any record so signed and verified shall be conclusive evidence of the matters stated in such record.

SECTION 7.08      NO DELAY OF RIGHTS BY MEETING

                  Nothing in this Article Seven shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred under this Article Seven to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

SECTION 8.01      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS

                  The Company, when authorized by the resolutions of the Board of Directors, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental to this Indenture for one or more of the following purposes:

                  (a) to evidence the succession of another Person to the Company, or successive successions, and the assumptions by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article Nine;

                  (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of the Notes as the Board of Directors and the Trustee shall consider to be for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies set forth in this Indenture; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                  (c) to cure any ambiguity or to correct or supplement any provision contained in this Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in this Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture, in each case that shall not adversely affect the interests of the holders of the Notes; and

                  (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture; provided, however, that such action shall not adversely affect the interests of the holders of the Notes.

                  The Trustee hereby is authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be contained in such supplemental indenture and to accept the conveyance, transfer and assignment of any property under such supplemental indenture, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture that affects the Trustee's own rights, duties, privileges, protections or immunities under this Indenture or otherwise.

                  Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any provisions of Section 8.02.

SECTION 8.02      SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS

                  With the consent (evidenced as provided in Section 6.01) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding affected by such supplemental indenture or indentures, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that without the consent of the holder of each Note affected thereby no such supplemental indenture shall: (a) change the Stated Maturity of the principal of or any installment of interest on any Note, or reduce the principal amount of any Note or rate of interest on any Note or the amount payable upon repurchase thereof, or the coin or currency in which any Note or any interest on any Note is payable, or impair the right to institute suit for the enforcement of any such payment on or after its Stated Maturity;
(b) change the place of payment of principal of any Note; (c) impair the right to institute suit for the enforcement of any payment on or with respect to any Note; (d) reduce the percentage in principal amount of outstanding Notes the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults under this Indenture and their consequences provided for in this Indenture; or (e) modify the provisions of
Section 4.01 providing for the rescinding and annulment of a declaration accelerating the maturity of the Notes, or any of the provisions of this Section
8.02 or Section 4.07(b), except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived.

                  Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Noteholders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 8.03 COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL INDENTURES

                  Any supplemental indenture executed pursuant to the provisions of this Article Eight shall comply with the Trust Indenture Act as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eight, this Indenture shall be and be deemed to be modified and amended in accordance with such supplemental indenture and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of the Notes affected thereafter shall be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 8.04      NOTATION ON NOTES

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eight may bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture.

SECTION 8.05 EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE

                  The Trustee, subject to the provisions of Sections 5.0l and 5.02, shall at its request receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the requirements of this Article Eight.

                                  ARTICLE NINE

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 9.01      COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

                  The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                            (l) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entirety shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly shall assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on the Notes, according to their terms, and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                            (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                            (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and supplemental indenture comply with this Article Nine and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

SECTION 9.02      SUCCESSOR PERSON SUBSTITUTED

                  Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 9.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                  Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any of or all of the Notes issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of upon the Company Order, and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for that purpose. All the Notes so issued shall have in all respects the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of the execution of this Indenture.

                                   ARTICLE TEN

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.01     DISCHARGE OF INDENTURE

                  When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at their Stated Maturity all the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06) not theretofore canceled or delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due prior to such Stated Maturity, but excluding, however, the amount of any money for the payment of principal of, premium, if any, or interest on the Notes

                           (1) theretofore deposited with the Trustee and repaid by the Trustee to the Company in accordance with the provisions of
         Section 10.04, or

                           (2) paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company also shall pay or cause to be paid all other sums payable under this Indenture by the Company then this Indenture shall cease to be of further effect with respect to the Notes, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 12.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes. The obligations of the Company to the Trustee under Section 5.06 shall survive the termination of this Indenture.

                  The Trustee shall notify the Noteholders, at the expense of the Company, of the immediate availability of the amount referred to in clause
(b) of this Section 10.01 by mailing a notice, first class postage prepaid, to the holders of Notes at their addresses as they appear on the Note Register.

SECTION 10.02     DEPOSITED MONEY TO BE HELD IN TRUST BY TRUSTEE

                  Subject to Section 10.04, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent, except as provided in Section 3.02), to the holders of the particular Notes for the payment of which such money has been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

SECTION 10.03     PAYING AGENT TO REPAY MONEY HELD

                  Upon the satisfaction and discharge of this Indenture all money then held by any Paying Agent (other than the Trustee), upon demand of the Company, shall be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such money.

SECTION 10.04     RETURN OF UNCLAIMED MONEY

                  Any money deposited with or paid to the Trustee or any Paying Agent for payment of the principal of, premium, if any, or interest on Notes, or then held by the Company in trust for the payment of the principal of, premium, if any, or interest on Notes, and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal, premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the

Trustee on demand or, if then held by the Company, shall be discharged from such trust, and all liability of the Trustee thereupon shall cease; and the holder of any of such Notes thereafter, as an unsecured general creditor, shall look only to the Company for payment of such Notes, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, thereupon shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, shall mail to each holder of Notes notice that such money remains unclaimed and that, after a date specified in such notice, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.05     DISCHARGE OF INDENTURE AS TO NOTES

                  (a) The Company shall be deemed to have paid and discharged the entire indebtedness on all the Notes at the time outstanding and, upon Company Order, the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction, discharge and defeasance of such indebtedness, when:

                           (1) with respect to all Notes at the time outstanding, the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, U.S. dollars, U.S. Government Obligations or a combination thereof, in an amount that through the payment of interest and principal and premium in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one Business Day before the due date of any payment in respect of the Notes, money in an amount sufficient (in the case of a deposit including any U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit) to pay and discharge each installment of principal of, and interest on, the outstanding Notes on the dates such installments of principal and interest are due or upon the Stated Maturity thereof;

                           (2) no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit as evidenced to the Trustee in an Officers' Certificate delivered concurrently with such deposit to the Trustee;

                           (3) the Company shall have paid or caused to be paid all other sums payable with respect to the Notes at the time outstanding;

                           (4) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, or the Company has obtained a waiver of any such breach, violation or default;

                           (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this

         Section 10.05 and will be subject to Federal income tax on the same amount and in the manner and at the same times as would have been the case if such option had not been exercised and, in the case of the Notes being discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

                           (6) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction, discharge and defeasance of the entire indebtedness on all Notes at the time outstanding have been complied with.

                  (b) "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

                  (c) Upon the satisfaction of the conditions set forth in this Section 10.05 with respect to all the Notes at the time outstanding, the terms and conditions of the Notes, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company (except as to any surviving rights of conversion or registration of transfer or exchange and rights relating to mutilated, destroyed, lost and stolen Notes pursuant to Section 2.06; provided, however, that the Company shall not be discharged from any payment obligations in respect of Notes which are deemed not to be outstanding under clause (c) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.

SECTION 10.06     REPAYMENT TO COMPANY OF DEPOSITS MADE PURSUANT TO SECTION
                  10.05

                  After the payment in full of the entire indebtedness of Notes with respect to which a deposit has been made with the Trustee pursuant to
Section 10.05, the Trustee and any Paying Agent upon Company Order promptly shall return to the Company any money or U.S. Government Obligations held by them that are not required for the payment of the principal of, premium, if any, and interest on the Notes.

SECTION 10.07     DEPOSITS IRREVOCABLE

                  Any deposits with the Trustee referred to in Sections 10.01 and 10.05 shall be irrevocable.

SECTION 10.08     REINSTATEMENT

                  If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 or 10.05 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 or 10.05 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01 or 10.05.

                                 ARTICLE ELEVEN

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 11.01     INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS

                  No recourse for the payment of the principal of, premium, if any, or interest on any Note, or for any claim based on any Note or otherwise in respect of any Note, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any Note, or because of the creation of any indebtedness represented by any Note, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                 ARTICLE TWELVE

                            MISCELLANEOUS PROVISIONS

SECTION 12.01     PROVISIONS BINDING ON COMPANY'S SUCCESSORS

                  All the covenants, stipulations, promises and agreements contained in this Indenture by the Company shall bind its successors and assigns whether so expressed or not.

SECTION 12.02     OFFICIAL ACTS BY SUCCESSOR

                  Any act or proceeding by any provisions of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

SECTION 12.03     ADDRESSES FOR NOTICES; ETC.

                  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Synovus Financial Corp., Attention: Treasurer, P.O. Box 120, Columbus, Georgia 31902-0120. Any notice, direction, request or demand by any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing to The Bank of New York, 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Division.

SECTION 12.04     GOVERNING LAW

                  THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

SECTION 12.05     EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT

                  Upon any application or request by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 3.04, which certificates shall comply with the requirements of Section 3.04) shall include: (i) a statement that the person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  The provisions of this Section 12.05 are in furtherance of and subject to Sections 314(c)(1), 314(c)(2) and 314(e) of the Trust Indenture Act.

SECTION 12.06     LEGAL HOLIDAYS

                  In any case where the Stated Maturity of principal of, premium, if any, or interest on the Notes will not be a Business Day, payment of such principal, premium, if any, or interest need not be made on such date but may be made on the next following Business Day with the same force and effect as if made on the Stated Maturity and, if such principal, premium, if any, or interest is duly paid on such next following Business Day, no interest shall accrue for the period from and after such Stated Maturity to such next following Business Day.

SECTION 12.07     TRUST INDENTURE ACT TO CONTROL

                  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any provision of the Trust Indenture Act, such required provision shall control.

SECTION 12.08     NO SECURITY INTEREST CREATED

                  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its Subsidiaries is located.

SECTION 12.09     BENEFITS OF INDENTURE

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this Indenture, any Paying Agent, any Note registrar and their successors under this Indenture and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 12.10     REFERENCES TO PREMIUM; PAYMENTS TO BE MADE IN U.S. DOLLARS

                  All references herein to "premium" on the Notes shall be deemed to include the Repurchase Price payable with respect to the Notes in accordance with Section 3.06(c). Notwithstanding anything in this Indenture to the contrary, any payments on or relating to any Note shall be made only in U.S. dollars.

SECTION 12.11     AUTHENTICATING AGENT

                  There may be an Authenticating Agent appointed by the Trustee to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of the Notes. The Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Wherever reference is made in the Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a Person organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority.

                  Any Person into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company.

                  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 12.11, the Trustee promptly may appoint a successor Authenticating Agent, which shall be acceptable to the Company, and shall give written notice of such appointment to the Company, and the Company shall give notice of such appointment to all holders of Notes. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

SECTION 12.12     TABLE OF CONTENTS, HEADINGS, ETC.

                  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

SECTION 12.13     EXECUTION IN COUNTERPARTS

                  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         ---------------------------------------------------------------


                  THE BANK OF NEW YORK hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth above in this Indenture.

                  IN WITNESS WHEREOF, SYNOVUS FINANCIAL CORP. has caused this Indenture to be signed and acknowledged by its President, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary, and THE BANK OF NEW YORK has caused this Indenture to be signed and acknowledged by its authorized officer or agent, and has caused its corporate seal to be affixed hereunto and the same to be attested by its Corporate Trust Officer, as of the day and year first written above.

                                            SYNOVUS FINANCIAL CORP.



                                            By:
                                               ---------------------------------
                                                            [Name]
                                                            [Title]
[SEAL]

Attest:


----------------------------------
                  Secretary
                                            THE BANK OF NEW YORK



                                            By:
                                               ---------------------------------
                                                            [Name]
                                                            [Title]
[SEAL]

Attest:


----------------------------------
Title:

STATE OF                          )
                                  ) ss.:
COUNTY OF                         )

                  On the __ day of December, 2000, before me personally came _________________, to me known, who, being by me duly sworn did depose and say that he resides at _________________________________; that he is the President of Synovus Financial Corp., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                      --------------------------------------
                                                Notary Public

[NOTARIAL SEAL]




STATE OF                          )
                                  ) ss.:
COUNTY OF                         )

                  On the __day of December, 2000, before me personally came _________________, to me known, who, being by me duly sworn did depose and say that he resides at _________________________________; that he is a ___________
of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                      --------------------------------------
                                                Notary Public

[NOTARIAL SEAL]

                                                                  APPENDIX A

                             Synovus Financial Corp.
                                                                   No.:  ___
                          _____% Senior Notes Due 2005

Cusip No.: ______________                                      $______________




                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE) MAY BE REGISTERED EXCEPT IN SUCH SPECIFIED CIRCUMSTANCES.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  Synovus Financial Corp., a corporation duly organized and existing under the laws of Georgia (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on ___________, 2005, and to pay interest thereon from ___________, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ______________ and _____________ in each year, commencing _____________, at the rate of _______% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid, as provided in the Indenture, to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for forthwith will cease to be payable to the holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Notes of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

                  Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York or in such other office or agency as may be established by the Company pursuant to the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Notwithstanding any provisions of the Indenture or this Note to the contrary, at the option of the Company, payment of interest on this Note may be made by check pursuant to the terms of this Note mailed to the address of the Person entitled thereto as such address shall appear in the Note Register, except that a holder of $20,000,000 or more in aggregate principal amount of Notes will be entitled to receive such payments by wire transfer within the United States of immediately available funds if appropriate wire transfer instructions shall have been received in writing by the Paying Agent not later than ten days prior to the applicable Interest Payment Date.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                     SYNOVUS FINANCIAL CORP.



                                     By:
                                         --------------------------------------

                                                                    [SEAL]

Attest:



--------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes issued under the within-mentioned Indenture.

                                       THE BANK OF NEW YORK,
                                             As Trustee and Authenticating Agent



                                       By:
                                           ------------------------------------
                                                    Authorized Signatory


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


                          _____% Senior Notes Due 2005

                  This Note is one of a duly authorized issue of securities of the Company (the "Notes"), issued under an Indenture, dated as of December __, 2000 (the "Indenture", which term shall have the meaning assigned to in it in such instrument), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, in the initial aggregate principal amount of $200,000,000.

                  If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  In the event of a TSYS Transaction, each holder of Notes shall have the right to require the repurchase of its Notes by the Company on the terms set forth in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with consent of the holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, Notes will be issued only in fully registered form and will be represented by one or more Global Notes registered in the name of a nominee of The Depository Trust Company. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, the records maintained by The Depository Trust Company's participants. Except for the limited


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

circumstances described in the Indenture, owners of beneficial interests in the Notes will not be entitled to receive Notes in definitive form and will not be considered the holders thereof.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Each holder of a Note covenants and agrees by its acceptance thereof to comply and be bound by the foregoing provisions.

                  Prior to the due registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Note is not secured by any collateral, including the assets of the Company or any of its Subsidiaries.

                  No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the issue hereof, expressly waived and released.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  THE INDENTURE AND THIS NOTE SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.


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